Exhibit 99.1




BKF Capital Group, Inc. Announces Continuation of Stock Buyback


BOCA RATON, Fla., Jul 21, 2010 (BUSINESS WIRE) -- BKF Capital Group, Inc. (Pink
Sheets: BKFG) announced today that its Board of Directors has approved continuation of the share repurchase plan, authorizing the Company to repurchase in the aggregate up to one million shares of its outstanding common stock, $1 par value, over the twelve (12) month period July 19, 2010 through July 18, 2011.


BKF Capital Group, Inc.

BKF Capital Group, Inc. (BKF) was incorporated in Delaware in 1954. The Company's securities trade on the over-the-counter market under the symbol "BKFG.PK." During the third quarter of 2006, the Company ceased all operations, except for maintaining its status as an Exchange Act reporting company and winding down certain investment partnerships for which BKF acts as general partner. Currently, the Company is seeking to consummate an acquisition, merger or other business combination with an operating entity to enhance BKF's revenues and increase shareholder value.


SOURCE:   BKF Capital Group, Inc.


CONTACT: BKF Capital Group, Inc. Investor Relations
Steven Bronson, President, 561-362-4199, Ext. 203